Exhibit 10.1
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TENNECO INC. 2006 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT
     _____________________________
     Participant
     Pursuant to the provisions of the Tenneco Inc. 2006 Long-Term Incentive Plan (as the same may be amended from time to time in accordance with its terms, the “Plan”), you were granted an Award of [_______] shares of Common Stock of Tenneco Inc. (“Shares”) as of [________] (“Grant Date”). The “Restricted Period” applicable to this Award begins on the Grant Date and ends (i) as to the first one-third of the Shares, on the first anniversary of the Grant Date, (ii) as to the second one-third of the Shares, on the second anniversary of the Grant Date and (iii) as to the remaining one-third of the Shares, on the third anniversary of the Grant Date, with each such anniversary date being referred to herein as a “Vesting Date”. Notwithstanding the preceding sentence, in the event you (a) satisfy the requirements for Retirement or Total Disability (other than termination of employment with the Company and its Subsidiaries) prior to the Vesting Date with respect to any of the Shares (the date on which you satisfy the requirements for Retirement or Total Disability being referred to herein as the “Tax Vesting Date”) and (b) elect to satisfy the tax withholding obligation arising on the Tax Vesting Date pursuant to paragraph (c) of the second to the last paragraph of this Agreement, then the Restricted Period shall end on the Tax Vesting Date with respect to that number of Restricted Shares (as defined herein) having a Fair Market Value (determined as of the Tax Vesting Date) equal to the amount of taxes required to be withheld pursuant to the provisions of paragraph (c) of the second to the last paragraph of this Agreement with respect to all Restricted Shares for which the Vesting Date has not occurred prior to the Tax Vesting Date. Any Restricted Shares for which the Restricted Period ends as the result of the Tax Vesting Date shall be treated as attributable to successive tranches of Shares for which a Vesting Date has not occurred as of the Tax Vesting Date (and shall reduce the number of Shares in applicable tranches that will otherwise vest on future applicable Vesting Dates), beginning with the tranche of Shares with the first Vesting Date that occurs after the Tax Vesting Date. As used herein, the term “Restricted Shares” means any Shares subject to this Award and for which the Restricted Period remains in effect.
     During the applicable Restricted Period, and until all conditions imposed on the related Restricted Shares are satisfied, such Restricted Shares are restricted in that (i) they will be held by the Company and may not be sold, transferred, pledged or otherwise encumbered, tendered or exchanged, or disposed of, by you unless otherwise provided by the Plan and (ii) they are subject to forfeiture by you under certain circumstances as described herein and in the Plan. However, as long as the applicable Restricted Shares have not been forfeited, during the related Restricted Period (a) you will be entitled to receive, subject to withholding for taxes, dividends (which for tax purposes will generally be treated as ordinary compensation) payable on the Restricted Shares, which the Company may require to be reinvested in additional shares of Common Stock subject to the same restrictions as the shares on which such dividends are paid and (b) you may vote the Restricted Shares. If you remain employed by the Company and its Subsidiaries throughout the applicable Restricted Period and all the conditions are satisfied, or if your employment by the Company and its Subsidiaries terminates before the termination of the applicable Restricted Period as a result of your Retirement, death or Total Disability, the restrictions on the related Restricted Shares will lapse, and shares of Common Stock in an amount equal to the number of Restricted Shares as to which the restrictions have lapsed will be delivered to you (or your beneficiary), subject to withholding for taxes. Generally, if your employment terminates for any other reason before the expiration of the Restricted Period, you will forfeit the Restricted Shares unless the Committee determines otherwise. You agree that the term “Restricted Shares” shall include any shares or other securities which you may receive or be entitled to receive as a result of the ownership of the original Restricted Shares, whether they are issued as a result of a share split, share dividend, recapitalization, or other subdivision or consolidation of shares effected without receipt of consideration by the Company or the result of the merger or consolidation of the Company, or sale of assets of the Company. For purposes hereof, the term “Retirement” means termination of your employment after you have met the eligibility requirements for early or normal retirement as established in accordance with the retirement plan of the Company or its Subsidiaries covering you at the time such termination occurs and the term “Total Disability” means your permanent and total disability as determined under the rules and guidelines established by the Company in order to qualify for long-term disability coverage under the Company’s long-term disability plan in effect at the time of such determination.

     You will generally be taxed on the value of the Restricted Shares on the applicable Vesting Date or, if earlier, on the Tax Vesting Date. However, as an alternative, you may elect under Internal Revenue Code Section 83(b) to be taxed on the value of the Restricted Shares on the Grant Date, identified above. Whether it is beneficial for you to make this election should be determined after consultation with your personal tax advisor. If you make this election, the value of the Restricted Shares will be taxable to you in the year of the Grant Date, rather than in the year that the restrictions lapse. If you choose to make this election, you must so notify the Company in writing, file the election with the Internal Revenue Service within thirty (30) days after the Grant Date, and promptly pay the Company the amount it determines is needed to satisfy tax withholding requirements. You hereby agree that the Restricted Shares shall be held by the Company during the Restricted Period.
     All distributions under the Plan, including any distribution in respect of this Award, are subject to withholding of all applicable taxes, and the delivery of any shares or other benefits under the Plan or this Award is conditioned on satisfaction of the applicable tax withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (a) through cash payment by the Participant, (b) through the surrender of shares of Common Stock which the Participant already owns, or (c) through the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Plan; provided, however, that such shares of Common Stock under this paragraph (c) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including without limitation payroll taxes, that are applicable to such supplemental taxable income). The Company shall have the right to deduct from this Award, shares sufficient to satisfy any tax withholdings required by law.
     Enclosed is a form by which you may designate a beneficiary in the event of your death. This Award is subject to all of the definitions, terms and conditions of the Plan, a copy of which is enclosed. In the event of any discrepancy between the provisions of the Plan and this or any other communication regarding the Plan, the provisions of the Plan control. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Plan.